UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report:	January 25, 2001

WESTVACO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE	1-3013	13-1466285
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

299 PARK AVENUE, NEW YORK, NEW YORK		10171
(Zip Code)
Registrant's telephone number, including area code		(212) 688-5000

ITEM 5. OTHER EVENTS

Westvaco issued a news release on January 22, 2001, announcing that earnings per share for the 2001 first quarter ending January 31 are expected to be in the range of 30-35 percent lower than last year's first quarter earnings of 50 cents per share.  A copy of the news release is filed as Exhibit 99.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99     News release issued by the Company on January 22, 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTVACO CORPORATION

By _______________________
      John W. Hetherington
    Vice President and Secretary

    Date:  January 25, 2001

EXHIBIT INDEX

                                                                                                                             Page No.

Exhibit 99 News release issued by the Company on January 22, 2001                                                      3